Exhibit 23(a)1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 2-78617, 33-54415, 33-58371, 33-60427, 333-44127, 333-110557, 333-118061, 333-124780, 333-127187, and 333-134434 on Form S-8 and Registration Statement Nos. 33-3546, 333-09077, 333-64871, 333-65178, 333-101349, 333-138503 (as amended), and 333-138504 on Form S-3 of our reports dated February 26, 2007 (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph concerning the change in method of accounting for the funded status of defined benefit pension and other postretirement plans), relating to the consolidated financial statements and financial statement schedule of Southern Company and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Southern Company for the year ended December 31, 2006.

/s/Deloitte & Touche LLP

Atlanta, Georgia

February 26, 2007